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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                         NEWS ANNOUNCEMENT


Contact: Greg Witter
         Printrak International Inc.
         714/238-2000




                   PRINTRAK ANNOUNCES RESIGNATION OF CFO MCDONNELL

    ANAHEIM, Calif., July 3, 1997 -- Printrak International Inc. (NASDAQ:AFIS) today announced Chief Financial Officer Kevin McDonnell has resigned to pursue other opportunities.

    The company is presently conducting a search to replace McDonnell. President and Chief Executive Officer Richard Giles will temporarily assume CFO duties until a replacement is named.

    "Kevin's efforts contributed to our successful IPO last year and our solid positioning for continued growth," said Giles. "We wish him well in his future endeavors."

    Printrak International Inc. (http://www.printrakinternational.com), and its subsidiary TFP Inc., are leading worldwide suppliers of biometric identification systems used primarily in law enforcement applications and with increasing frequency in civil applications such as welfare and immigration control. The companies provide networked fingerprint, photo imaging and automated records management systems. The companies systems serve approximately 500 national, state, county and municipal agencies in 25 countries.

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